UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2005

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation.

Pursuant to Section 3.01 of the Indenture dated as of August 17, 2001 by and between Manpower Inc. (the “Company”) and Citibank, N.A. (the “Trustee”) relating to the Zero Coupon Convertible Debentures due August 21, 2021 of the Company (the “Debentures”), the Company instructed the Trustee to give notice to the holders of the Debentures that the Company has elected to redeem on March 30, 2005 (the “Redemption Date”) 100% of the aggregate principal amount at maturity of the Debentures at a redemption price equal to $613.99 per $1,000 principal amount at maturity of Debentures (the “Redemption Price”).  The Trustee delivered the notice of redemption to the holders of the Debentures on February 28, 2005.

As of February 28, 2005, there was $435,244,000 in aggregate principal amount at maturity of Debentures outstanding.  Redemption of all of the Debentures for cash at the Redemption Price would result in the payment by the Company to the holders of the Debentures of approximately $267,235,463.

The Debentures may be converted at any time before the close of business on March 29, 2005.  Holders who want to convert their Debentures must satisfy the requirements set forth in Paragraph 8 of the Debentures.  The conversion rate is 13.9559 shares of Company common stock per $1,000 principal amount at maturity of Debentures.  Conversion of all of the Debentures at the conversion rate would result in the issuance of approximately 6,074,222 shares of Company common stock.

The Debentures must be surrendered to the paying agent to collect the Redemption Price.  The paying agent is Citibank Agency and Trust, 388 Greenwich Street, 14th Floor, New York, New, York 10013.  Unless the Company defaults in making payment of the Redemption Price, original issue discount on the Debentures will cease to accrue on and after the Redemption Date.

The Indenture (to which the form of Debenture is attached) and a copy of the press release announcing the redemption of the Debentures are attached hereto as exhibits and incorporated herein by reference.

Item 9.01

Exhibits.

Exhibit No.	Description
4.1

Indenture dated as of August 17, 2001 by and between Manpower Inc. and Citibank, N.A., incorporated by reference to the Company’s Registration Statement on Form S-3 (Registration No. 333-71040) filed on October 5, 2001.

99.1	Press Release dated February 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2005	MANPOWER INC.

By: /s/ Michael J. Van Handel
Michael J. Van Handel Executive Vice President – Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture dated as of August 17, 2001 by and between Manpower Inc. and Citibank, N.A., incorporated by reference to the Company’s Registration Statement on Form S-3 (Registration No. 333-71040) filed on October 5, 2001.

99.1	Press Release dated February 28, 2005.